Exhibit 99.1

Better Choice Company Chairman Issues Letter to Shareholders as Company Continues to Make Progress Towards the Closing of its SRx Health Acquisition

Combined company will emerge as a leading global health and wellness company by providing better products and solutions for pets, people, and families

Combined 2025 revenue and EBITDA expected to be approximately +$270 million, and +$10 million, respectively1

Better Choice net tangible book value is $4.07 per share2 and net current asset value per share is $3.943

Transaction is expected to close in late Q4 2024 or early Q1 2025

TAMPA, FL, October 18, 2024 (GLOBE NEWSWIRE) -- Better Choice Company (NYSE: BTTR) (“Better Choice” or “the Company”), a pet health and wellness company, Chairman, Michael Young, today is issuing a letter to shareholders as the Company continues to make progress towards the closing of its acquisition of SRx Health Solutions Inc. (‘SRx Health’), a leading provider of innovative healthcare solutions, in an all-stock transaction for approximately $125 million.

Shareholders are encouraged to listen to the fireside chat hosted on October 15, 2024 at 4:30 p.m. ET by the management teams of Better Choice and SRx Health, which can be accessed by visiting https://ir.betterchoicecompany.com/.

Better Choice Shareholders,

We believe that our transformational acquisition of SRx Health will position Better Choice as a leading global health and wellness company, providing better products and solutions for pets, people, and families. The combination of the two companies is expected to generate significant cash flow, yield operational efficiencies, and cost savings, while providing large growth opportunities that will drive sustainable organic growth for each respective business. We expect the transaction to close in late Q4 of this year or early Q1 of 2025.

To date, each business has generated steady sales growth and cash flow.

Better Choice has established its premium pet food brand Halo through our omni-channel distribution model. Gross sales of the brand totaled approximately USD$49 million in 2023, approximately half of which was e-commerce and 28% was international, driven by growth in China. For the second quarter of 2024, Better Choice generated close to break-even adjusted EBITDA of less than $(0.03) million4, which reflects our success in stabilizing the business and resetting it to profitable growth.

SRx Health generated approximately CAD$180 million in revenue and generated positive adjusted EBITDA in 20235. Today, SRx operates one of the largest specialty pharmacy networks in Canada with 36 specialty pharmacy locations, 40 specialty health/infusion clinics, 4 clinical trial sites, and 2 wholesale distribution facilities. As one of only a few specialty pharma operators with a network that extends across Canada, SRx Health is one of the most comprehensive providers of specialty healthcare in the country.

(1)	The pro forma financial information presented in this press release is based on management’s assumptions and is not audited. Key assumptions include organic growth of 30%+, new pharma collaborations and patient support program wins, and operating leverage unlock. These pro forma figures are based on the company’s historical financial statements as of December 31, 2023, and should be read in conjunction with the company’s audited financial statements.
(2)	Net tangible book value per share as of 6/30/24 is determined by dividing our total tangible assets, less total liabilities, by 2.7 million shares outstanding immediately after the Offering assuming exercise of all 1,028,000 pre-funded warrants sold (the “Pre-Funded Warrants”), on a pro-forma and as adjusted basis giving effect to the above referenced items.
(3)	Net current asset value per share as of 6/30/24 is determined by dividing total current assets, less total current liabilities, by 2.7 million shares outstanding immediately after the Offering assuming exercise of all the Pre-Funded Warrants, on a pro-forma and as adjusted basis giving effect to the above referenced items.
(4)	Adjusted EBITDA is a non-GAAP measure. Reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in a reconciliation table accompanying the Company’s second quarter 2024 earnings release published August 12, 2024.
(5)	Results of SRx Health consolidated financial statements for the year ended September 30, 2023, prepared in accordance with IFRS. Pro Forma Adjusted EBITDA is a non-GAAP measure. Reconciliation of Pro Forma Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth in a reconciliation table accompanying the Company’s press release published September 3, 2024. Management is still analyzing the financial statement impact upon conversion from IFRS to GAAP.

The combined companies for the trailing twelve months have generated USD$235 million in revenue, increasing approximately 25% quarter-over-quarter.

From an operational perspective, we expect to achieve immediate cost savings estimated to be approximately USD$1.7 million annually, with potential for further upside as we continue to integrate the two companies. There are also new verticals and geographic expansion opportunities as a combined entity versus stand alone. As an example, our plan is to expand into veterinary medicine in 2025 with our new initiative Better Pet Rx. By leveraging the expertise of SRx Health’s management team, with their pre-existing relationships in pharma, and their robust infrastructure, Better Choice can complement the Halo portfolio of premium and super-premium pet food products by expanding into this new, large and growing market to support Halo’s momentum forward. Additionally, there are new markets that each respective business has not yet explored, including the United States in the case of SRx Health, and European Union and Asia-Pacific regions in the case of both Better Choice and SRx Health, which regions represent new and untapped large total addressable markets.

On a pro forma basis, we project 2025 combined revenue and EBITDA to be over USD$270 million and over USD$10 million, respectively1.

Pro forma fully diluted shares outstanding including shares to be issued to SRx Health is 22,911,334 shares, with insiders owning approximately 75% of the outstanding shares. From a valuation perspective, net tangible book value is $4.072 per share and net current asset value per share is $3.943, both well below the current price of our equity.

As we near the closing of the transaction in the coming months we will ask the Better Choice and SRx Health shareholders to vote.

We sincerely appreciate your unwavering support and trust as we strive to build a global health and wellness brand by 2025, paving the way for a promising future together.

Thank you,

Michael Young

Chairman of Better Choice Company

About Better Choice Company Inc.

Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier, and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo brand, which is focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

About SRX Health

SRx operates as a Canadian healthcare service provider specializing in the Specialty Pharmacy segment of the pharmaceutical industry. Distinguishing itself as a National Specialty Pharmacy provider, SRx concentrates on overseeing a patient’s healthcare journey, spanning from acute pharmaceutical needs to chronic and rare disease management. This unique focus positions SRx to deliver a more holistic and integrated solution, catering to the requirements of both patients and key healthcare stakeholders. Our all-encompassing end-to-end offerings include wholesale/distribution facilities, patient support programs, infusion clinics, retail pharmacies, co-designed clinical programs, clinical trials, and diagnostic services.

Our strategic growth plan is forward-thinking and revolves around fostering increased collaboration with pharmaceutical manufacturers and prescribers. With a specific emphasis on the expanding market of chronic and rare diseases, we target specialty drugs associated with closed and limited distribution networks. The objective is to broaden their distribution and improve accessibility. Our overarching goal is to elevate our current presence from 34 to 100 specialty pharmacy locations across mid-sized population centers throughout Canada, thereby enhancing the scope of healthcare services and establishing new industry benchmarks. In the subsequent phase of SRx’s evolution, we aim to extend our reach beyond the borders of Canada. Leveraging our comprehensive approach, we aspire to simplify healthcare on a global scale. For more information on SRx, please visit https://www.srxhealth.ca.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Better Choice Company, Inc.

Kent Cunningham, CEO

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

T: 212-896-1254

Valter@KCSA.com